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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the inclusion of our report dated September 9, 2005, except as to Note 22, the date of which is December 19, 2005 on our audits of the consolidated financial statements of Castle Brands Inc. in the Registration Statement on Amendment No. 2 to Form S-1 and related Prospectus of Castle Brands Inc. and Subsidiaries for the registration of shares of its common stock.

/s/ Eisner LLP

Eisner LLP

New York, New York
January 6, 2006